UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 16, 2022

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2022, Marten Transport, Ltd. (“Marten”) entered into a credit agreement (the “Credit Agreement”) with U.S. Bank National Association, as agent (the “Agent”), and certain banks party thereto (the “Banks”).  The Credit Agreement provides for a five-year unsecured revolving credit facility in an aggregate principal amount of up to $30 million.  Certain subsidiaries of Marten guarantee Marten’s obligations under the Credit Agreement and any other subsidiary of Marten that guaranties any material indebtedness of Marten is obligated to also guaranty Marten’s obligations under the Credit Agreement. From time to time the aggregate principal amount of the revolving credit facility may be increased and a term loan facility may be added at the option of Marten after providing notice to the Agent in increments not less than $5 million up to a maximum aggregate principal amount of $100 million.  The credit facility has a $30 million sublimit for the issuance of letters of credit.  Funds are available under the credit facility for Marten’s general business and working capital purposes.  The Credit Agreement amends and restates in its entirety the Credit Agreement, dated as of August 31, 2006, as amended, entered into between Marten, the Agent and certain banks party thereto (the “Prior Agreement”).  All letters of credit issued for the account of and all loans made to Marten under the Prior Agreement are deemed to be issued and made, respectively, under the terms of the Credit Agreement.

Marten is obligated to pay (i) a revolving commitment fee based on the average daily unused revolving commitments, which is payable quarterly in arrears to the Agent for the ratable benefit of each Bank, (ii) on the date of issuance, a fee based on Marten’s cash flow leverage ratio, ranging from 0.650% to 1.450% applied to the original face amount available to be drawn under a letter of credit issued under the credit facility and (iii) except to the extent there is only one (1) Bank, a fronting fee for each letter of credit issued equal to 0.125% of the stated amount of the letter of credit as of the date of issuance.  At the option of Marten, any loan under the Credit Agreement bears interest at a variable rate based on Term SOFR for an interest period of 1, 3 or 6-months as selected by Marten (but not less than zero (0)) or an alternative variable rate (the “Alternate Base Rate”) based on the greater of zero (0), the prime rate announced from time to time by the Agent as its prime rate, a rate based on the federal funds transactions or a rate based on Term SOFR for a 1-month interest period, in each case, plus an applicable margin.  The applicable margin for loans under the revolving credit facility is determined by reference to Marten’s cash flow leverage ratio, as defined in the Credit Agreement, and also in the case of loans bearing interest based on Term SOFR, the applicable interest period, and such applicable margin ranges from 0.750% to 1.70% per annum for loans based on Term SOFR and from 0.0% to 0.250% per annum for loans bearing interest at the Alternate Base Rate.   Interest is payable (a) monthly in arrears for loans based on the Alternate Base Rate and (b) for loans based on Term SOFR on the earlier of the last day of the respective interest period or the day that would have the last day of a 3-month interest period if such interest period would have been applicable.  Loans based on the Alternate Base Rate may be prepaid at any time without premium or penalty.  Except upon acceleration following an event of default or upon termination of the revolving commitments, a loan based on Term SOFR may be paid only on the last day of the interest period for that loan.

The Credit Agreement contains standard affirmative and negative covenants and other limitations (subject to various carve-outs and baskets) regarding Marten, and in some cases, the subsidiaries of Marten.  The covenants limit: (a) the making of investments, the amount of capital expenditures, the payment of dividends and other payments with respect to capital, the disposition of material assets other than in the ordinary course of business, and mergers and acquisitions, (b) transactions with affiliates unless such transactions are completed in the ordinary course of business and upon fair and reasonable terms, (c) the incurrence of liens and indebtedness, and (d) substantial changes in the nature of the companies’ business.  The Credit Agreement also contains customary events of default, including, payment and covenant defaults and material inaccuracy of representations.  The Credit Agreement further permits the taking of customary remedial action upon the occurrence and continuation of an event of default, including the acceleration of obligations then outstanding under the Credit Agreement.  In addition, the Credit Agreement contains usual and customary financial covenants for credit facilities of this nature, including covenants pertaining to a maximum cash flow leverage ratio and a minimum fixed charge coverage ratio.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated as of August 16, 2022, by and among Marten Transport, Ltd., as borrower, the banks party thereto, and U.S. Bank National Association, as agent for the banks (included herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: August 22, 2022	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and
Chief Financial Officer

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